Exhibit 99.1

InterCloud Announces the Completion of Its Acquisition of Integration Partners-NY Corp.

RED BANK, N.J., Jan. 2, 2014 (GLOBE NEWSWIRE) -- InterCloud Systems, Inc. (Nasdaq:ICLD) (the "Company" or "InterCloud"), a single-source provider of end-to end IT and telecom solutions to the service provider and corporate enterprise markets through cloud platforms and professional services, announced today the acquisition of Integration Partners-NY Corporation ("IPC-NY"). IPC-NY serves both corporate enterprises and services providers, and is expected to support the Company's cloud and managed services capabilities.   IPC-NY has enterprise and service provider customers and will help distribute the Company's cloud platform to its new and existing customer base. IPC-NY has shown tremendous growth over the last five years and its 2013 gross revenues of approximately $25 million and 2013 net income of approximately $3.5 million are completely accretive to InterCloud's revenue and earnings.

InterCloud CEO, Mark E. Munro, stated, "We are excited to have completed this important acquisition.  There are significant growth opportunities in cloud-based solutions that will allow both our enterprise and service provider customers to integrate their applications and services into our cloud platform. InterCloud and IPC-NY create a dynamic organization that leverages our capabilities to deliver and support the many facets of cloud applications and managed services.  We are looking forward to an exciting year in 2014 and beyond."

About InterCloud Systems, Inc.

InterCloud Systems, Inc. is a global single-source provider of value-added services for both corporate enterprises and service providers. The Company offers cloud and managed services, professional consulting services and voice, data and optical solutions to assist its customers in meeting their changing technology demands. Its engineering, design, installation and maintenance services support the build-out and operation of some of the most advanced enterprise, fiber optic, Ethernet, and wireless networks. Additional information regarding InterCloud may be found on the Company's website at www.intercloudsys.com.

About Integration Partners-NY Corporation

Integration Partners-NY is a managed service provider offering its enterprise and service provider clients an end-to-end portfolio of IT solutions including voice, data, optical and unified communications services. IPC-NY consults, designs, builds, implements, and services IT networks for enterprise and service provider networks. The synergies with InterCloud will allow its clients to transition from existing IT networks to open architecture Cloud based solutions.

Forward-looking statements:

The above news release contains forward-looking statements. The statements contained in this document that are not statements of historical fact, including but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, including statements related to expected market trends and the Company's performance, are all "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performances, and are subject to a wide range of external factors, uncertainties, business risks, and other risks identified in filings made by the company with the Securities and Exchange Commission. Actual results may differ materially from those indicated by such forward-looking statements. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based except as required by applicable law and regulations.

CONTACT:	Investor Relations RedChip Companies, Inc. Mike Bowdoin, Vice President 800-733-2447, ext. 110 mike@redchip.com